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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

The Board of Directors
Lowestfare.com, Inc.:

We consent to the use of our report dated February 19, 1999, except for the first paragraph of Note 2, which is as of March 13, 1999, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                        KPMG LLP

Las Vegas, Nevada
April 23, 1999